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                                                               Exhibit 10.13.6


       Amendment No. 6 to the General Agreement for Purchase of Personal
                 Communications Systems and Services Between
               TeleCorp PCS, Inc., and Lucent Technologies Inc.


     This is the sixth amendment ("Amendment No. 6") to the General Agreement for the Purchase of Personal Communications Systems and Services ("General Agreement"), Contract No. LNM980501JATEL between TeleCorp PCS, Inc., a Delaware corporation (hereinafter referred to as "Customer" or "TeleCorp"), and Lucent Technologies Inc. ("Seller" or "Lucent"), a Delaware corporation, and is entered
into as of August 9, 1999.   Capitalized terms not defined herein shall have the
meaning given to such terms in the General Agreement.

     WHEREAS, the undersigned parties have previously entered into the General Agreement effective May 12, 1998; and

     WHEREAS, the undersigned parties now wish to modify the General Agreement as stated in this Amendment.

     NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereto agree to modify the General Agreement as follows:

1. Customer hereby places a Purchase Order for Lucent to provide the following additional Products on a Furnish Only basis as more fully described in the Pricing Summary, Quote, Service Description and Responsibility Matrix, all attached hereto as Exhibits 1 - Pricing Summary and Quotes, 2 - Services Description, and 3 - Microwave Responsibility Matrix to this Amendment #6 and incorporated herein.

2. For the purposes of this Amendment only, Lucent Technologies Puerto Rico, Inc. is hereby added as a signatory to the General Agreement. All Purchase Orders placed pursuant to this Amendment shall be placed jointly with Lucent Technologies Inc. and Lucent Technologies Puerto Rico, Inc. Lucent Technologies Puerto Rico, Inc. shall perform the limited Project Management and other Services shown in the Services Description and Microwave Responsibility Matrix attached hereto.

3. For the items which the parties have agreed will be Customer Furnished Equipment (CFE), TeleCorp or its agent will provide the specifications of each such item to Lucent prior to TeleCorp placing an actual order for such item. Lucent and TeleCorp will confirm the compatibility of the Customer Furnished Equipment with the equipment being supplied by Lucent prior to any order being placed by TeleCorp and well before installations are planned. In the event TeleCorp or its agent furnish antennas for the Protected XP4 radios, the antennas should be standard rectangular interface. Lucent is not responsible if the wrong interface is ordered by TeleCorp. Additional stand-down fees on installation will be charged due to delays caused by errors in the ordering of Customer Furnished Equipment.

4. TeleCorp has advised Lucent of its intent to purchase, install, and manage all of the 10 GHz and 11 GHz radios from a third party. Pursuant to TeleCorp's plans, Lucent will be responsible for delivering the 18 GHz radios and therefore, once TeleCorp defines its requirements, TeleCorp may hire Lucent's Network Management to integrate the two platforms for an additional price. Both parties recognize that the number of links has increased dramatically. Lucent will only be able to evaluate the cost of the additional network management services required after TeleCorp determines its requirements and purchases the 10 GHz and 11 GHz radios from the third party.
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5.   Lucent has been informed by DMC that DMC has completed Y2K testing of their products on or about April 30, 1999. DMC will, however, provide TeleCorp through Lucent with Y2K warranty compliance within 90 days from the date Lucent places the order with DMC. DMC will be responsible for any field repairs or replacements in the event such repairs or replacements become necessary.

6. Except as modified by this Amendment, all terms and conditions of the General Agreement, as amended, shall be fully applicable to this Amendment.

7. Deference shall be granted to this Amendment hereto in the event of a conflict between this Amendment and the General Agreement.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to be executed by their duly authorized representative on the date(s) indicated.

TeleCorp PCS, Inc.                      Lucent Technologies Inc.

By: /s/ Thomas H. Sullivan              By: /s/ Lucent Technologies Inc.
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Name: Thomas H. Sullivan                Name:
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Title: Executive Vice President         Title:
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       and Chief Financial
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       Officer
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Date:                                   Date:
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